Exhibit 99.e.i

TRIMTABS ETF TRUST

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) is made this __ day of _________ 2014 by and between TrimTabs ETF Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 3 Harbor Drive, Suite 112, Sausalito, CA 94965 and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101.

WHEREAS, the Trust is, or will be, a registered open-end management investment company organized as a series trust offering a number of portfolios (each a “Fund” and collectively the “Funds”), after having filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest, no par value per share (the “Shares”) of each Fund, on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

WHEREAS, the Shares of each Fund will be listed on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Trust desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Creation Units and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”) (the successor organization to the National Association of Securities Dealers, Inc.); and

WHEREAS, the Distributor desires to provide the services described herein to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Appointment.

The Trust hereby appoints the Distributor as the exclusive distributor for Creation Units of each Fund listed in Exhibit A hereto, as may be amended by the Trust from time to time on written notice to the Distributor, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of any applicable laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.	Definitions.

Wherever they are used herein, the following terms have the following respective meanings:

(a)          “Prospectus” with respect to a Fund means its Prospectus, including any summary prospectus, if applicable, and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

(b)          “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments and supplements thereto at the time in effect;

(c)          “Transfer Agent,” as used throughout this Agreement, shall be read to mean also the “Index Receipt Agent,” as such term is defined by the National Securities Clearing Corporation and vice versa;

(d)          All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.	Duties of the Distributor

(a)          The Distributor agrees to act as agent of the Trust in connection with the offering of Shares in Creation Units. Shares in less than Creation Units are not distributed by the Distributor. The Distributor shall receive and process orders for purchases and redemptions of Creation Units of each Fund will be made from DTC Participants or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation that have executed a Participant Agreement (the “Authorized Participants”), as defined in paragraph 3(b) hereof, with the Distributor and Transfer Agent and shall transmit such orders to the Custodian and Transfer Agent in accordance with the Registration Statement and Prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the Custodian to accept Deposit Securities and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to accept any certain number of orders for Creation Units and has no role in determining which securities are to be purchased or sold by the Trust and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

2

(b)          The Distributor agrees to use commercially reasonable efforts to act as agent of the Trust with respect to the continuous distribution of Creation Units of each Fund as set forth in the Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (i) at the request of the Trust, the Distributor shall enter into dealer participant agreements (“Participant Agreements”) between and among Authorized Participants, the Distributor and the Transfer Agent, for the purchase of Creation Units of the Funds, in accordance with the Registration Statement and Prospectus; (ii) the Distributor shall generate, transmit to purchasers and redeemers, and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances to the purchaser or redeemer (such confirmations will indicate the time such orders were accepted and will be made available to the Trust promptly upon request); (iii) the Distributor may reject any orders not submitted in proper form or in a timely manner; (iv) the Distributor shall deliver copies of the Prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the Statement of Additional Information; and (v) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(c)          The Distributor agrees to use all reasonable efforts to facilitate the sale of Creation Units through Authorized Participants in accordance with the procedures set forth in the Prospectus.

(d)          All activities by the Distributor and its agents and employees that are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, the instructions of the Fund’s investment adviser (the “Investment Adviser”) and the Board of Trustees of the Trust, the Agreement and Trust Instrument, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including FINRA and the Listing Exchanges.

(e)          Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

3

(f)          If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension and as required by the 1940 Act. In addition, the Trust reserves the right to suspend sales and the Distributor’s authority to process purchase orders for Creation Units on behalf of the Trust, upon due notice to the Distributor, if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(g)          The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Trust or the Trust’s shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(h)          The Distributor shall ensure that all direct requests for Prospectuses, Statements of Additional Information and periodic fund reports, as applicable, are fulfilled. In addition, the Distributor shall provide to, or cause to be provided to, the Listing Exchanges copies of Prospectuses and Statements of Additional Information to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that Prospectuses and Statements of Additional Information are available, including by (i) advising the Listing Exchanges on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may otherwise be required by the Commission. The Distributor shall not bear any costs associated with printing Prospectuses, Statements of Additional Information and all other such materials.

(i)          The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Trustees of the Trust.

(j)          The Distributor shall review and approve all sales and marketing materials for compliance with applicable laws and regulations and conditions of any applicable exemptive order, and file such materials with FINRA as required by FINRA, the 1933 Act and 1940 Act, and the rules promulgated thereby or thereunder. All such sales and marketing materials must be approved, in writing, by the Distributor prior to use.

(k)          The Distributor shall not offer any Shares and shall not accept any orders for the purchase or sale of Shares hereunder if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current Prospectus as required by Section 10 of the 1933 Act is not on file with the Commission.

4

(l)          If the Trust adopts any distribution and/or shareholder servicing plan(s) pursuant to Rule 12b-1 under the 1940 Act (the “Plan”), the Distributor shall enter into selling and/or investor servicing agreements (“Sales and Investor Services Agreements”) with various broker-dealers and any other financial institution exempt under federal or state securities laws from registration as a broker or dealer authorized by TrimTabs Asset Management, LLC (“Investment Adviser”), consistent with applicable law and the Registration Statement and Prospectus, to sell Shares and provide services to shareholders. The Distributor further agrees as follows: (i) the Distributor shall administer on behalf of the Trust any Plan(s) adopted by the Trust under Rule 12b-1; (ii) the Distributor shall, at its own expense, set up and maintain a system of recording payments of fees and reimbursement of expenses disseminated pursuant to this Agreement and other agreements related to any such Plan(s) and, pursuant to the 1940 Act, report such payment activity to the Trust at least quarterly; (iii) the Distributor shall receive from the Trust all distribution and shareholder servicing fees, as applicable, at the rate and to the extent payable under the terms and conditions set forth in any Plan(s) adopted by the Trust, applicable to the appropriate class of shares of each Fund, as such Plan(s) may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose; and (iv) the Distributor shall pay, from the fees received from the Trust pursuant to any such Plan(s), all fees and make reimbursement of all expenses, pursuant to and in accordance with such Plan(s) and any and all Sales and Investor Services Agreements. In no event shall Distributor pay any fees pursuant to any such Plan(s) until it has received payment of such fees from the Trust or the Investment Adviser.

(m)          The Distributor shall work with the Index Receipt Agent to review and accept or reject orders placed by Authorized Participants and transmitted to the Distributor by the Index Receipt Agent.

(n)          The Distributor has as of the date hereof, and shall at all times have and maintain, net capital of not less than that required by Rule 15c3-1 under the 1934 Act, or any successor provision thereto. In the event that the net capital of the Distributor shall fall below that required by Rule 15c3-1, or any successor provision thereto, the Distributor shall promptly provide notice to the Trust and the Investment Adviser of such event.

(o)        The Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act.

(p)          The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

5

4.	Duties of the Trust.

(a)          The Trust agrees to issue Creation Units of each Fund and to request DTC to record on its books the ownership of the Shares constituting such Creation Units in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Index Receipt Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus and Statement of Additional Information.

(b)          The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust will make available to the Distributor such number of copies of its then currently effective Prospectus and Statement of Additional Information as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of semi-annual reports and annual audited reports of the Trust’s books and accounts made by independent public accountants regularly retained by the Trust and such other publicly available information that the Distributor may reasonably request for use in connection with the distribution of Shares. To the extent applicable, the Trust shall keep the Distributor informed of the jurisdictions in which the Trust has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

5.	Fees and Expenses.

(a)          The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Investment Adviser related to its services hereunder or for additional services as may be agreed to between the Investment Adviser and Distributor.

(b)          The Trust shall bear the cost and expenses of: (i) the registration of the Shares for sale under the 1933 Act; and (ii) the registration or qualification of the Shares for sale under the securities laws of the various States;

(c)          The Distributor shall pay (i) all expenses relating to Distributor’s broker-dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees.

6

(d)        Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Trust and the Investment Adviser with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time.

6.	Indemnification.

(a)          The Trust agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (collectively, “Distributor Indemnitees”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) Distributor serving as Distributor for the Trust pursuant to this Agreement; (ii) any claim that the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports, sales literature and advertisements specifically approved by the Trust, or other information filed by the Trust with the Commission (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional Information, in light of the circumstances under which they were made) not misleading under the 1933 Act; (iii) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (iv) the Trust’s failure to comply in any material respect with applicable securities laws.

The Trust does not agree to indemnify any Distributor Indemnitee or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor or a Distributor Indemnitee. The Trust will also not indemnify any Distributor Indemnitee with respect to any untrue statement or omission made in the Registration Statement, Prospectus, Statement of Additional Information that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case is the indemnity of the Trust in favor of any Distributor Indemnitee to be deemed to protect a Distributor Indemnitee against any liability to the Trust or its shareholders to which a Distributor Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

7

The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any other Distributor Indemnitee in connection with the issuance or sale of Shares. Failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to any Distributor Indemnitee against whom such action is brought except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to Distributor Indemnitee(s). In the event the Trust elects to assume the defense of any suit and retain counsel, Distributor Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them and acceptable to the Trust.

(b)          The Distributor agrees to indemnify and hold harmless the Trust, its affiliates and each of their respective directors, trustees, officers and employees and agents and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Affiliates”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any Distributor Indemnitee in connection with the activities of the Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; (iv) any material non-compliance by the Distributor with any and all exemptive orders issued to the Trust in connection with the offering of Shares under this Agreement, the 1940 Act, the 1933 Act or the 1934 Act with respect to which the Distributor receives adequate advance notice; or (v) any allegation that the Registration Statement, Prospectus, Statement of Additional Information, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor or a Distributor Indemnitee.

In no case is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Trust or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8

The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any Trust Affiliate in connection with the issuance or sale of any of the Creation Units or the Shares. Failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to the Trust Affiliate against whom such action is brought except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Trust, its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers and Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them.

(c)          No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

7.	Representations.

(a)          The Distributor represents and warrants that (i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act with respect to the Trust.

(b)          The Distributor and the Trust each individually represent and warrant that: (i) it understands that pursuant to various U.S. regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended; (ii) it has developed, implemented, and will maintain such anti-money laundering program and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; and (iii) it will allow for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Trust acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR 103.

9

(c)          The Distributor and the Trust each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and shall periodically assess such procedures and implement changes as it may deem appropriate in light of increasing threats to information and cybersecurity and (ii) it will comply with all of the applicable terms and provisions of the 1934 Act. The Distributor agrees to notify the Trust promptly upon the event of any loss of data, unauthorized access to data, or data security breach involving such information.

(d)       The Distributor represents and warrants that all sales materials reviewed and approved for use by the Distributor will comply in all material respects with the applicable rules and regulations of the Commission and FINRA and will be filed by the Distributor with FINRA as required.

(e)        The Distributor represents and warrants that it will provide certifications to the Trust in order to assist the Trust in complying with certain rules under the 1940 Act (by way of example only, Rules 30a-2, 30a-3 and 38a-1) and in connection with the filing of certain Forms (by way of example only, Form N-CSR).

(f)          The Distributor represents and warrants that it maintains a comprehensive business continuity plan that is commercially reasonable for a provider of distribution services to investment companies registered under the 1940 Act and complies with the applicable laws, rules and regulations and shall test the adequacy of such plan at least annually. The Trust shall have electronic access to such plan. In the event of business disruption that materially impacts the Distributor’s provision of services under this Agreement, the Distributor will promptly notify the Trust of the disruption and the steps being taken in response.

10

(g)          The Trust represents and warrants that (i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus, and all sales literature and advertisement approved by the Trust, as each may be amended from time to time, have been prepared, in all materials respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission (the “Rules and Regulations”); and (vi) the Registration Statement and each Fund’s Prospectus contain, and all sales literature and advertisements approved by the Trust shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; and (vii) all statements of fact contained therein, or to be contained in all sales literature and advertisements approved by the Trust are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement nor any Fund’s Prospectus, nor any sales literature and advertisements approved by the Trust shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading. The Trust shall, from time to time, file such amendment or amendments to the Registration Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or each Fund’s Prospectus that amends any disclosure relating to the Distributor, the distribution of the Shares, or the public offering price of the Shares, without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s Prospectus as the Trust may deem advisable. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus.

(h)          The Trust represents to the Distributor that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations. The Trust will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations as are contained in such Prospectus or Registration Statement or financial reports filed on behalf of the Trust.

11

8.	Duration, Termination and Amendment.

(a)          This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the relevant Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on at least sixty (60) days prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment. As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.

(b)          No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.	Notice.

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

If to the Distributor:

Foreside Fund Services, LLC
Attn: Legal Department
Three Canal Plaza, Suite 100
Portland, ME 04101
Telephone: (207) 553-7110
Facsimile: (207) 553-7151

If to the Trust:

TrimTabs ETF Trust
Attn: Minyi Chen
3 Harbor Drive, Suite 112
Sausalito, CA 94965
Telephone: (415) 887-9243
Facsimile: (415) 887-9071

10.	Choice of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

12

11.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.	Severability.

If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13.	Insurance.

The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder.

14.	Confidentiality.

During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the Commission or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party; provided that in the event of (i), the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and shall reasonably cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

13

15.	Limitation of Liability.

This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund. The Trust’s Trust Instrument is on file with the Trust.

16.	Use of Names; Publicity.

The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of the Distributor hereunder, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld, delayed or conditioned. The Distributor hereby consents to all uses of its name required by the Commission, any state securities commission, or any federal or state regulatory authority.

The Distributor shall not use the name “TrimTabs” or “TrimTabs ETF Trust” in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying and describing the functions of the Trust hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust hereby consents to all uses of its name required by the Commission, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall any additional approval required be unreasonably withheld, delayed or conditioned.

14

The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust. Neither the Trust nor the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

17.	Entire Agreement.

This Agreement supersedes all prior agreements and understandings between the parties, and represents the entire agreement between the parties, with respect to the subject matter hereof.

18.	Survival.

Sections 6, 9, 10, 14 and 15 shall survive termination of this Agreement.

Signature page to follow

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

TRIMTABS ETF TRUST

By:
Name: Charles Biderman
Title: President

FORESIDE FUND SERVICES, LLC

By:
Name: Mark Fairbanks
Title: President

16

EXHIBIT A

17